UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 17, 2012

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On October 17, 2012, registrant issued a press release entitled “Halliburton Announces Third Quarter Earnings From Continuing Operations of $0.67 Per Diluted Share, Excluding Certain Items.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.67 PER DILUTED SHARE,
EXCLUDING CERTAIN ITEMS
•	Reported results include $21 million, after-tax, or $0.02 per diluted share, in strategic initiative costs
•	Reported income from continuing operations of $0.65 per diluted share, including non-recurring items of a net $17 million, after tax, or $0.02 per diluted share

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that income from continuing operations for the third quarter of 2012 was $625 million, or $0.67 per diluted share, excluding a $30 million after-tax ($0.03 per diluted share) acquisition-related charge and a $13 million after-tax ($0.01 per diluted share) gain from the settlement of a patent infringement case. Reported income from continuing operations for the third quarter of 2012 was $608 million, or $0.65 per diluted share. This compares to income from continuing operations for the second quarter of 2012 of $745 million, or $0.80 per diluted share.

Halliburton’s consolidated revenue in the third quarter of 2012 was $7.1 billion, compared to $7.2 billion in the second quarter of 2012. Consolidated operating income was $954 million in the third quarter of 2012, compared to $1.2 billion in the second quarter of 2012. Lower activity and higher costs in the United States land market drove these declines.

“I am pleased with the strengthening of our market position in key international geographies and in product lines where we envision strong growth in the coming years,” commented Dave Lesar, chairman, president and chief executive officer.

“We believe our international strategy is playing out as planned, as evidenced by our third quarter record revenue for both the Latin America and the Middle East/Asia regions. From a global perspective, our Drilling & Evaluation division posted record revenue for the quarter. We also achieved third quarter record revenue in four of our product service lines – Boots & Coots, Wireline and Perforating, Consulting and Project Management, and Baroid, which also had a record quarter for operating income.

“Consolidated third quarter revenue of $7.1 billion was down 2% sequentially, driven by a 5% reduction in our North America revenue. On an adjusted basis, total operating income of $982 million decreased 18% sequentially, primarily due to pricing pressure and guar cost issues in our North America Production Enhancement business.

-more-

Halliburton/Page 2

 “International revenue was up 2% from the second quarter, compared to a 2% rig count decline, as a result of solid sequential growth in our Latin America and Middle East/Asia regions. Adjusted international operating income was up 5% sequentially due to strong activity improvements in key geographies such as Mexico, Brazil, Russia, Malaysia, and Australia.

“In Latin America, revenue was up 8% sequentially, despite a 5% drop in the rig count. Adjusted operating income increased 12% sequentially, led by excellent performance in Mexico and Brazil. We saw a significant increase in unconventional activity across Latin America during the quarter, and we expect margins to improve in the fourth quarter, aided by end of year software sales.

“In the Eastern Hemisphere, revenue has grown 19% and adjusted operating income has grown almost 70% compared to the third quarter of last year, relative to rig count growth of 5%, after normalizing for the recent addition of Iraq. We continue to see steady margin improvement and are optimistic about activity levels expanding in the fourth quarter and in the coming year.

“Middle East/Asia posted higher sequential revenue and operating income of 3% and 9%, respectively, while the rig count contracted 3%. These increases were driven by strong activity improvements this quarter in Malaysia and Australia and improved profitability in Iraq.

“In Europe/Africa/CIS, we saw a slight decline in revenue and operating income in the third quarter, largely resulting from activity delays in the North Sea, shutdowns related to general elections in Angola, and reduced activity in Algeria and across continental Europe. Relative to the third quarter of 2011, revenue grew 14% and adjusted operating income grew 66% as we focused on repairing underperforming markets.

“Overall, our outlook for the international market has not changed, and we expect a gradual progression in margins as we ramp up activity on recent wins and new projects, introduce new technologies, increase pricing on select contracts, and continue to improve results in those markets where we have made strategic investments.

“In North America, revenue was down 5% and operating income was down, driven mainly by pricing pressure in hydraulic fracturing, guar cost inflation, and activity disruptions due to Hurricane Isaac. We are also seeing activity reductions by some of our customers as they continue to moderate activity to operate within their stated 2012 budgets.

“The average U.S. land rig count declined 68 rigs, or approximately 4%, sequentially.  Although the oil-directed rig count grew by 44 rigs, or 3%, this was not sufficient to offset the 18% drop in natural gas rigs. While the Canadian rig count increased 84% sequentially coming out of spring break-up, the increase was well below normal, averaging only 325 rigs in the third quarter. Relative to the third quarter of 2011, the U.S. rig count is down 38 rigs, or 2%, and Canada is down a disappointing 116 rigs, or 26%.

-more-

Halliburton/Page 3

“We continue to be confident in the long-term fundamentals of our business, and our growth strategy going forward remains unchanged. We will continue to focus on maintaining our leadership position in North America, strengthening our international margins, and continuing to grow our market share in deepwater, global unconventionals, and underserved international markets,” concluded Lesar.

2012 Third Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the third quarter of 2012 was $4.3 billion, a decrease of $167 million, or 4%, from the second quarter of 2012. The decrease was driven by pricing pressure and reduced activity in the North America region.

C&P operating income in the third quarter of 2012 was $591 million, a decrease of $323 million, or 35%, from the second quarter of 2012. Excluding the impact of the acquisition-related charge, C&P operating income decreased $275 million, or 30%, from the second quarter of 2012. North America C&P operating income, adjusted for the acquisition-related charge, decreased $268 million, or 39%, from the second quarter of 2012, primarily due to pricing pressure and increased costs for production enhancement services. Excluding the acquisition-related charge, Latin America C&P operating income decreased $6 million, or 11%, from the second quarter of 2012, driven by reduced profitability in Argentina and Venezuela. Europe/Africa/CIS C&P operating income decreased $7 million, or 7%, from the second quarter of 2012, as a result of lower activity in the North Sea and Angola. Middle East/Asia C&P operating income increased $6 million, or 8%, compared to the second quarter of 2012. This improvement was primarily attributable to higher production enhancement activity in Australia and completion tools sales in Malaysia.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the third quarter of 2012 was $2.8 billion, an increase of $44 million, or 2%, from the second quarter of 2012, driven by strong results in Latin America and the Middle East/Asia region.

D&E operating income in the third quarter of 2012 was $430 million, an increase of $37 million, or 9%, from the second quarter of 2012. North America D&E operating income rose 5% compared to the second quarter of 2012, due to higher drilling activity in Canada and wireline activity throughout the region. Latin America D&E operating income increased $22 million, or 26%, from the second quarter of 2012, primarily due to improved activity levels in Mexico. Europe/Africa/CIS D&E operating income was essentially flat compared to the second quarter of 2012, as increased fluids demand in Norway and Russia was offset by reduced activity in Kazakhstan, Algeria and continental Europe. Middle East/Asia D&E operating income increased $8 million, or 10%, from the second quarter of 2012, primarily due to higher drilling, wireline, and testing activity in Malaysia and increased directional drilling and wireline activity in Saudi Arabia, which were partially offset by lower direct sales in China.

-more-

Halliburton/Page 4

Corporate and Other
During the third quarter of 2012, Halliburton invested an additional $32 million, pre-tax, in strategic projects aimed at strengthening Halliburton’s North America service delivery model and repositioning technology, supply chain, and manufacturing infrastructure to support projected international growth. Halliburton expects to continue funding this effort for the remainder of 2012 and into 2013.

Significant Recent Events and Achievements

●
Halliburton announced it has acquired Petris Technology Inc., a leading supplier of data-management and integration solutions to the global energy industry. The acquisition provides Landmark with a unique capability to provide customers with unrivaled access to their reservoir and technical well data, empowering their decision-making processes by providing them with mission-critical data, where and when they need it.

●
Halliburton’s Boots & Coots business line has enhanced its pressure control offerings with the acquisition of Old School Services, LLC. The acquisition gives Halliburton the resources to provide operators with the through-tubing equipment required to resolve production challenges faced by the rapidly growing unconventional, horizontal drilling, and multistage completions markets.

●
Halliburton has opened its state-of-the-art Advanced Perforating Flow Lab. The new facility expands Halliburton’s global perforating research, development, and testing capabilities with leading-edge technologies that simulate the most extreme real-world reservoir conditions and provide customers with unique perforating solutions that help optimize reservoir performance.

●
Halliburton has introduced its KnoesisSM service. This new service provides a family of software applications for use by Halliburton stimulation technical advisors to assist operators in optimizing completion efficiency and asset development. The applications provide improved knowledge of the reservoir and its stimulation characteristics.

-more-

Halliburton/Page 5

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry. With over 70,000 employees in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation, settlements, and investigations; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, and foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and natural gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton’s Form 10-K for the year ended December 31, 2011, Form 10-Q for the quarter ended June 30, 2012, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

-more-

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30			June 30
	2012	2011		2012
Revenue:
Completion and Production	$4,293	$4,025		$4,460
Drilling and Evaluation	2,818	2,523		2,774
Total revenue	$7,111	$6,548		$7,234
Operating income:
Completion and Production	$591	$1,068		$914
Drilling and Evaluation	430	369		393
Corporate and other	(67)	(105)		(106)
Total operating income	954	1,332		1,201
Interest expense, net	(71)	(62)		(80)
Other, net	(6)	(9)		(17)
Income from continuing operations before income taxes	877	1,261		1,104
Provision for income taxes	(267)	(411)		(357)
Income from continuing operations	610	850		747
Loss from discontinued operations, net	(6)	(165	)(a)	(8)
Net income	$604	$685		$739
Noncontrolling interest in net income of subsidiaries	(2)	(2)		(2)
Net income attributable to company	$602	$683		$737
Amounts attributable to company shareholders:
Income from continuing operations	$608	$848		$745
Loss from discontinued operations, net	(6)	(165	)(a)	(8)
Net income attributable to company	$602	$683		$737
Basic income per share attributable to company
shareholders:
Income from continuing operations	$0.66	$0.92		$0.81
Loss from discontinued operations, net	(0.01)	(0.18)		(0.01)
Net income per share	$0.65	$0.74		$0.80
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.65	$0.92		$0.80
Loss from discontinued operations, net	–	(0.18)		(0.01)
Net income per share	$0.65	$0.74		$0.79
Basic weighted average common shares outstanding	928	920		924
Diluted weighted average common shares outstanding	930	925		926

(a)
Loss from discontinued operations, net, in the three months ended September 30, 2011 includes, among other items, a $163 million loss due to a ruling in an arbitration proceeding between Barracuda & Caratinga Leasing Company B.V. and KBR, whom Halliburton agreed to indemnify.

See Footnote Table 1 for a list of significant items included in operating income.

    See Footnote Table 3 for adjusted total operating income excluding certain items.

-more-

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended September 30
	2012		2011
Revenue:
Completion and Production	$13,043		$10,815
Drilling and Evaluation	8,170		6,950
Total revenue	$21,213		$17,765
Operating income:
Completion and Production	$2,541		$2,646
Drilling and Evaluation	1,191		923
Corporate and other	(554	)(a)	(262)
Total operating income	3,178		3,307
Interest expense, net	(225)		(194)
Other, net	(30)		(18)
Income from continuing operations before income taxes	2,923		3,095
Provision for income taxes	(928)		(992)
Income from continuing operations	1,995		2,103
Loss from discontinued operations, net	(22)		(166	)(b)
Net income	$1,973		$1,937
Noncontrolling interest in net income of subsidiaries	(7)		(4)
Net income attributable to company	$1,966		$1,933
Amounts attributable to company shareholders:
Income from continuing operations	$1,988		$2,099
Loss from discontinued operations, net	(22)		(166	)(b)
Net income attributable to company	$1,966		$1,933
Basic income per share attributable to company
shareholders:
Income from continuing operations	$2.15		$2.29
Loss from discontinued operations, net	(0.02)		(0.18)
Net income per share	$2.13		$2.11
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$2.14		$2.28
Loss from discontinued operations, net	(0.02)		(0.18)
Net income per share	$2.12		$2.10
Basic weighted average common shares outstanding	925		917
Diluted weighted average common shares outstanding	927		922

(a)	Includes, among other items, a $300 million, pre-tax, charge related to the Macondo well incident.
(b)
Loss from discontinued operations, net, in the nine months ended September 30, 2011 includes, among other items, a $163 million loss due to a ruling in an arbitration proceeding between Barracuda & Caratinga Leasing Company B.V. and KBR, whom Halliburton agreed to indemnify.

   See Footnote Table 2 for a list of significant items included in operating income.

-more-

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	September 30	December 31
	2012	2011
Assets
Current assets:
Cash and equivalents	$2,032	$2,698
Receivables, net	5,870	5,084
Inventories	3,539	2,570
Other current assets	1,325	1,225
Total current assets	12,766	11,577

Property, plant, and equipment, net	9,678	8,492
Goodwill	2,075	1,776
Other assets	1,793	1,832
Total assets	$26,312	$23,677

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,136	$1,826
Accrued employee compensation and benefits	827	862
Other current liabilities	1,635	1,433
Total current liabilities	4,598	4,121

Long-term debt	4,820	4,820
Other liabilities	1,703	1,520
Total liabilities	11,121	10,461

Company shareholders’ equity	15,168	13,198
Noncontrolling interest in consolidated subsidiaries	23	18
Total shareholders’ equity	15,191	13,216
Total liabilities and shareholders’ equity	$26,312	$23,677

-more-

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
	2012	2011
Cash flows from operating activities:
Net income	$1,973	$1,937
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	1,197	991
Loss contingency for Macondo well incident	300	-
Loss from discontinued operations, net	22	166
Other, primarily working capital	(1,579)	(728)
Total cash flows from operating activities	1,913	2,366

Cash flows from investing activities:
Capital expenditures	(2,519)	(2,164)
Sales of marketable securities	250	751
Purchases of marketable securities	(171)	(501)
Other	(18)	36
Total cash flows from investing activities	(2,458)	(1,878)

Cash flows from financing activities:
Dividends to shareholders	(250)	(247)
Other	132	159
Total cash flows from financing activities	(118)	(88)

Effect of exchange rate changes on cash	(3)	(23)
Increase (decrease) in cash and equivalents	(666)	377
Cash and equivalents at beginning of period	2,698	1,398
Cash and equivalents at end of period	$2,032	$1,775

-more-

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue by geographic region:	2012	2011	2012
Completion and Production:
North America	$2,978	$2,950	$3,167
Latin America	373	297	340
Europe/Africa/CIS	523	433	551
Middle East/Asia	419	345	402
Total	4,293	4,025	4,460
Drilling and Evaluation:
North America	965	926	973
Latin America	579	509	539
Europe/Africa/CIS	605	558	605
Middle East/Asia	669	530	657
Total	2,818	2,523	2,774
Total revenue by region:
North America	3,943	3,876	4,140
Latin America	952	806	879
Europe/Africa/CIS	1,128	991	1,156
Middle East/Asia	1,088	875	1,059

Operating income by geographic region:
Completion and Production:
North America	$383	$960	$691
Latin America	40	43	54
Europe/Africa/CIS	88	15	95
Middle East/Asia	80	50	74
Total	591	1,068	914
Drilling and Evaluation:
North America	174	175	166
Latin America	106	94	84
Europe/Africa/CIS	63	51	64
Middle East/Asia	87	49	79
Total	430	369	393
Total operating income by region:
North America	557	1,135	857
Latin America	146	137	138
Europe/Africa/CIS	151	66	159
Middle East/Asia	167	99	153
Corporate and other	(67)	(105)	(106)
Total operating income	$954	$1,332	$1,201

See Footnote Table 1 for a list of significant items included in operating income.

See Footnote Table 3 for adjusted total operating income excluding certain items.
-more-

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30
Revenue by geographic region:	2012	2011
Completion and Production:
North America	$9,327	$7,759
Latin America	1,019	805
Europe/Africa/CIS	1,530	1,249
Middle East/Asia	1,167	1,002
Total	13,043	10,815
Drilling and Evaluation:
North America	2,924	2,544
Latin America	1,592	1,300
Europe/Africa/CIS	1,766	1,622
Middle East/Asia	1,888	1,484
Total	8,170	6,950
Total revenue by region:
North America	12,251	10,303
Latin America	2,611	2,105
Europe/Africa/CIS	3,296	2,871
Middle East/Asia	3,055	2,486

Operating income by geographic region:
Completion and Production:
North America	$1,945	$2,401
Latin America	149	108
Europe/Africa/CIS	240	4
Middle East/Asia	207	133
Total	2,541	2,646
Drilling and Evaluation:
North America	530	463
Latin America	257	186
Europe/Africa/CIS	167	126
Middle East/Asia	237	148
Total	1,191	923
Total operating income by region:
North America	2,475	2,864
Latin America	406	294
Europe/Africa/CIS	407	130
Middle East/Asia	444	281
Corporate and other	(554)	(262)
Total operating income	$3,178	$3,307

See Footnote Table 2 for a list of significant items included in operating income.

-more-

  FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2012		September 30, 2011
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
North America
Acquisition-related charge	$(40)	$(0.02)	$–	$–
Latin America
Acquisition-related charge	(8)	(0.01)	–	–
Europe/Africa/CIS
Asset impairment charge	–	–	(25)	(0.02)
Corporate and other:
Patent infringement case settlement	20	0.01	–	–

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2011
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
North America
Acquisition-related charge	$(40)	$(0.02)	$–	$–
Latin America
Acquisition-related charge	(8)	(0.01)	–	–
Europe/Africa/CIS
Asset impairment charge	–	–	(25)	(0.02)
Employee separation costs	–	–	(5)	(0.01)
Libya reserve	–	–	(36)	(0.03)
Middle East/Asia
Employee separation costs	–	–	(1)	–
Drilling and Evaluation:
Europe/Africa/CIS
Employee separation costs	–	–	(4)	–
Libya reserve	–	–	(23)	(0.02)
Middle East/Asia
Employee separation costs	–	–	(1)	–
Corporate and other:
Macondo-related charge	(300)	(0.20)	–	–
Patent infringement case settlement	20	0.01	–	–

-more-

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Adjusted Total Operating Income Excluding Certain Items
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Adjusted operating income by geographic region: (a) (b)	2012	2011	2012
Completion and Production:
North America	$423	$960	$691
Latin America	48	43	54
Europe/Africa/CIS	88	40	95
Middle East/Asia	80	50	74
Total	639	1,093	914
Drilling and Evaluation:
North America	174	175	166
Latin America	106	94	84
Europe/Africa/CIS	63	51	64
Middle East/Asia	87	49	79
Total	430	369	393
Adjusted operating income by region:
North America	597	1,135	857
Latin America	154	137	138
Europe/Africa/CIS	151	91	159
Middle East/Asia	167	99	153
Corporate and other	(87)	(105)	(106)
Adjusted total operating income	$982	$1,357	$1,201

(a)
Management believes that operating income adjusted for the third quarter of 2012 acquisition-related charge and patent infringement case settlement and the third quarter of 2011 asset impairment charge is useful to investors to assess and understand operating performance, especially when comparing those results with previous or subsequent periods or forecasting performance for future periods, primarily because management views these items to be outside of the company’s normal operating results. Management analyzes operating income without the impact of these items as an indicator of ongoing operating performance, to identify underlying trends in the business, and to establish operational goals, including segment and region operational goals. The adjustments remove the effects of these expenses.

(b)	Adjusted operating income for each segment and region is calculated as: “Operating income” less “Items Included in Operating Income.”

-more-

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
September 30, 2012

As reported income from continuing operations attributable to company	$608
Acquisition-related charge, net of tax (a)	30
Patent infringement case settlement, net of tax (a)	(13)
Adjusted income from continuing operations attributable to company (a)	$625

As reported diluted weighted average common shares outstanding	930

As reported income from continuing operations per diluted share (b)	$0.65
Adjusted income from continuing operations per diluted share (b)	$0.67

(a)
Management believes that income from continuing operations attributable to company adjusted for the acquisition-related charge and patent infringement case settlement is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company’s normal operating results. Management analyzes income from continuing operations attributable to company without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these expenses. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus “Acquisition-related charge, net of tax” plus “Patent infringement case settlement, net of tax” for the quarter ended September 30, 2012.

(b)
As reported income from continuing operations per diluted share is calculated as: “As reported income from continuing operations attributable to company” divided by “As reported diluted weighted average common shares outstanding.” Adjusted income from continuing operations per diluted share is calculated as: “Adjusted income from continuing operations attributable to company” divided by “As reported diluted weighted average common shares outstanding.”

-more-

Conference Call Details
Halliburton (NYSE:HAL) will host a conference call on Wednesday, October 17, 2012, to discuss the third quarter 2012 financial results. The call will begin at 8:00 AM Central
Time (9:00 AM Eastern Time).

Halliburton’s third quarter press release will be posted on the Halliburton Web site at www.halliburton.com. Please visit the Web site to listen to the call live via webcast. In addition, you may participate in the call by telephone at (703) 639-1313. A passcode is not required. Attendees should log-in to the webcast or dial-in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s Web site for seven days following the call. Also, a replay may be accessed by telephone at (703) 925-2533, passcode 1585962.

-more-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: October 18, 2012	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary